Exhibit 99.1

March 17, 2023

PACIFIC WESTERN BANK ISSUES END OF WEEK UPDATE

FOR IMMEDIATE RELEASE

Los Angeles, California --- Pacific Western Bank, the primary subsidiary of PacWest Bancorp (NASDAQ: PACW), today issued the following statement reaffirming its financial strength.

Pacific Western Bank continues to have solid liquidity, with over $10.8 billion in available cash as of March 17, 2023. Available cash exceeds total uninsured deposits. Following the announcement of the Silicon Valley Bank and Signature Bank closures, the bank experienced elevated net deposit outflows, concentrated primarily in our Venture Banking business line. Since Monday, March 13, 2023, net outflows have fallen sharply, with deposit balance fluctuations substantially stabilizing.

As of March 16, 2023, insured deposits exceed 62% of total deposits, including accounts eligible for pass-through insurance. Additionally, as of March 16, 2023, insured venture-specific deposits account for more than 77% of total venture deposits, including accounts eligible for pass-through insurance. The bank continues to have a diversified deposit base that includes commercial, community banking, homeowners associations, retail, and venture deposits, with venture deposits representing approximately 25% of total deposits as of March 16, 2023.

As previously disclosed, our risk-based capital ratios, including CET1, have been increasing for the past three quarters, including a tier 1 risk-based capital ratio of 10.61%, which is well in excess of regulatory requirements, as of December 31, 2022. Additionally, asset quality remains excellent, and the bank has experienced no significant asset quality changes since year-end, including classified assets, non-performing assets, and charge-offs.

“After a challenging week, we are encouraged that much of the volatility seems to have calmed over the past several days. We have taken numerous steps, including leveraging available collateral, over the past week to enhance and fortify our liquidity during this time. Pacific Western Bank remains a diversified bank prepared to continue delivering for our customers,” stated Paul W. Taylor, Pacific Western Bank President and CEO.

He continued, “We are also encouraged by the distinct message that government officials, regulatory agencies, and industry leaders have been communicating, expressing a clear commitment to the banking system and its depositors. We deeply appreciate our strong relationships with our customers and are well-positioned to continue meeting their needs.”

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $41 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham,North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” about PacWest Bancorp and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, and projections and including statements about our expectations regarding our liquidity, capital, capital ratios, deposits, profitability, insurance, investment portfolio, loans, borrowing capacity, cash, asset quality, regulatory action, our strategic plan and operational effectiveness. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of this report and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. All forward-looking statements in this report are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Paul W. Taylor President and Chief Executive Officer 303.802.8965 Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466